Exhibit 10.2

Amendment No. 2 (this “Amendment”) dated as of September 10, 2015, among CLAIRE’S INC., a Delaware corporation (“Holdings”), CLAIRE’S STORES, INC., a Florida corporation (the “Borrower”), the SUBSIDIARY LOAN PARTIES hereto, the LENDERS party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as administrative agent (the “Administrative Agent”) under the Amended and Restated Credit Agreement, dated as of September 20, 2012, among Holdings, the Borrower, the Administrative Agent, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as in effect on the date hereof (as amended on April 30, 2014, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, Section 9.08 of the Credit Agreement provides that Holdings, the Borrower and the Required Lenders may enter into this Amendment;

WHEREAS, Holdings, the Borrower and the Required Lenders desire to amend the Credit Agreement on the terms set forth herein

SECTION 1. Amendments to Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below):

(a) Section 5.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) replacing the period at the end of clause (j) thereof with “; and” and (iii) inserting a new clause (k) thereof as follows:

“(k) Within 30 days after the end of each fiscal month of the Borrower (commencing with fiscal September 2015), (i) an unaudited consolidated statement of operations of the Borrower and the Subsidiaries setting forth the consolidated results of its operations during such fiscal month and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in a format consistent with the Borrower’s most recent quarterly report on Form 10-Q and which consolidated statement of operations shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal quarter-end and year-end audit adjustments and the absence of footnotes) and (ii) a projected statement of cash flows for the 13 week period commencing on the day following the last day of the fiscal month for which financial statements are being delivered pursuant to subclause (i) above including a description of underlying assumptions with respect thereto, which projected cash flow statement shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, such projected cash flow statement is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof.”

(b) Section 6.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 6.11 Total Net Secured Leverage Ratio. Permit the Total Net Secured Leverage Ratio to exceed the Required Maintenance Level (as defined below) as of (i) the last day of any fiscal quarter when the Revolving Facility Credit Exposure outstanding exceeds $15 million as of such day, and (ii) on the date of any Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (each such date hereinafter being referred to as an “Interim Testing Date”) if, after giving effect thereto the Revolving Facility Credit Exposure outstanding shall exceed $15 million; provided, however, that in the case of clause (ii), the Total Net Secured Leverage Ratio shall be calculated as of the last day of the most recent fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 5.04(a) or (b) on or prior to such Interim Testing Date but for purposes of such calculation the amount of Senior Secured Debt as of the last day of such fiscal quarter shall be adjusted by removing all Revolving Facility Credit Exposure outstanding at such last day of such fiscal quarter (to the extent otherwise included in Senior Secured Debt as of the last day of such fiscal quarter) and adding in the Revolving Facility Credit Exposure outstanding on such Interim Testing Date (after giving effect to any Borrowing on such Interim Testing Date) to the extent such Revolving Facility Credit Exposure would otherwise be included in Senior Secured Debt as of such date. For the avoidance of doubt, in the case of clause (ii), the Total Net Secured Leverage Ratio shall be calculated without including any proceeds of any Borrowing on the applicable Interim Testing Date in Unrestricted Cash.

For purposes of this Section 6.11, “Required Maintenance Level” shall mean, on the last day of any fiscal quarter of the Borrower, the level set forth opposite such fiscal quarter in the table set forth below:

Fiscal Quarter	Required Maintenance Level
Third fiscal quarter of 2015	6.75 to 1.00
Fourth fiscal quarter of 2015	6.35 to 1.00
First fiscal quarter of 2016	6.75 to 1.00
Second fiscal quarter of 2016	6.75 to 1.00
Third fiscal quarter of 2016	6.75 to 1.00
Fourth fiscal quarter of 2016	6.35 to 1.00
First fiscal quarter of 2017	6.00 to 1.00
Second fiscal quarter of 2017	6.00 to 1.00”

SECTION 2. Representations and Warranties. Holdings and the Borrower, jointly and severally represent that, both immediately before and immediately after giving effect to this Amendment:

(a) The representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or “Material Adverse Effect”, true in all respects), with the same effect as though made on and as of such times, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or “Material Adverse Effect”, true in all respects) as of such earlier date); and

(b) no Default or Event of Default exists.

SECTION 3. Conditions. The amendments set forth in Section 1 shall become effective on the date (“Amendment No. 2 Effective Date”) when

(a) the Administrative Agent (or its counsel) shall have received from the Administrative Agent, Holdings, the Borrower and Lenders constituting the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment; and

(b) the Administrative Agent shall have received, for the account of each Lender that has consented to this Amendment prior to 5:00 p.m., New York City time, on September 9, 2015 a fee equal to 0.25% of the aggregate principal amount of such Lender’s Revolving Facility Commitment.

SECTION 4. Certain Consequences of Effectiveness; Reaffirmation. On and after the Amendment No. 2 Effective Date, references in the Credit Agreement to this “Agreement” and references in the Loan Documents to the “Credit Agreement” shall refer to the Credit Agreement as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document all of which shall remain in full force and effect. Each Loan Party hereby acknowledges and agrees that, following the Amendment No. 2 Effective Date, it shall continue to be bound by the Loan Documents to which it is party (in the case of the Credit Agreement, as amended by this Amendment) and each of the Loan Parties hereby (i) consents to the execution, delivery and performance of this Amendment and each of the transactions contemplated hereby, (ii) acknowledges and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Loan Documents, (iii) acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Agreement and the other Security Documents shall continue in full force and effect and (iv) acknowledges and agrees that all references in the Collateral Agreement or any other Security Document to the “Credit Agreement,” “thereunder,” “thereof” or words of similar import shall be deemed to mean a reference to the Credit Agreement as amended by this Amendment. Furthermore, each of the Loan Parties acknowledges and agrees that it is the intention of such party (i) that the Collateral Agreement and the other Security Documents and the Liens granted thereby shall not be affected, impaired or discharged hereby or by the transactions contemplated under this Amendment, (ii) the Liens granted by the Collateral Agreement and the other Security Documents shall continue unimpaired and with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred, and (iii) nothing herein or in the Credit Agreement requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 5. Loss of FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations outstanding under the Credit Agreement (including, without limitation, any outstanding Loans) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 6. Applicable Law; Waiver of Jury Trial. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement. The provisions of Section 9.07, 9.11, 9.13 and 9.15 of the Credit Agreement are incorporated herein mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CLAIRE’S INC.
CLAIRE’S STORES, INC.
BMS DISTRIBUTING CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S BOUTIQUES, INC.
CLAIRE’S CANADA CORP. CLAIRE’S PUERTO RICO CORP.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CSI CANADA LLC

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Manager

[Claire’s Amendment No. 2 Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and a Lender

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Authorized Signatory

By:	/s/ Jayant Rao
	Name:	Jayant Rao
	Title:	Authorized Signatory

[Claire’s Amendment No. 2 Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[By:
Name:
	Title:	][1]

[1]	If a second signature is required.

[Claire’s Stores, Inc.—Amendment No. 2]

ING CAPITAL LLC as a Lender

By:	/s/ Joe McAdams
	Name:	Joe McAdams
	Title:	Managing Director

By:	/s/ Ian J. Nyi
	Name:	Ian J. Nyi
	Title:	Vice President

[Claire’s Stores, Inc.—Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Charles K. Holmes
	Name:	Charles K. Holmes
	Title:	Executive Director

Royal Bank of Canada, as a Lender

By:	/s/ Leslie P. Vowell
	Name:	Leslie P. Vowell
	Title:	Attorney-In-Fact

[Claire’s Stores, Inc.—Amendment No. 2]